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                                                                    EXHIBIT 10-7

                      EXECUTONE INFORMATION SYSTEMS, INC.
                      1994 EXECUTIVE STOCK INCENTIVE PLAN

1.       Purposes of the Plan

         The primary purpose of this 1994 Executive Stock Incentive Plan is to encourage and assist the key executives of the Company to acquire and own greater amounts of Common Stock of the Company and, through such ownership, to align the interests of the executives more closely with the interests of the Company's shareholders generally. A secondary purpose of the Plan is to provide the executives with an element of incentive compensation tied to appreciation in value of the Company's Common Stock and thereby to attract and retain the best available executives, without undue growth in the levels of fixed compensation such as salary.

2.       Definitions

         The following terms shall have the meanings set forth below when used herein:

         "Accrued Interest" shall mean the interest on the Loan Amount accrued at the rate equal to the interest rate paid or payable from time to time by the Company on its general revolving credit facility or general purpose bank borrowings, or in the circumstances described in Section 5(g) of the Plan, the interest on the Loan Amount accrued at the rate determined by the Bank lender.

         "Board" shall mean the Board of Directors of the Company.

         "Cause" shall mean serious misconduct such as embezzlement, fraud, dishonesty, breach of fiduciary duty, deliberate and repeated disregard of Company policies or rules, improper disclosure or use of the Company's trade secrets or confidential information, or competition with the Company.

         "Change of Control Event" shall mean (i) any person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the owner or beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding Company securities that may be cast for the election of the Company's directors (other than as a result of an issuance of securities initiated by the Company, or open market purchases approved in advance by the Board of Directors of the Company, as long as the majority of the Board at the time the purchases are made are directors who were members of the Board immediately prior to the purchases being made and approved such purchases); or (ii) as the direct or indirect result of, or in conjunction with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a


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contested  election,  or any combination of these or similar  transactions,  the persons who were directors of the Company before such transactions cease to constitute a majority of the Company's Board, or any successor's board, within two years of the last of such transactions. For purposes of the Plan, the Change of Control Date is the date on which an event described in (i) or (ii) occurs. If a Change of Control occurs on account of a series of transactions, the Change of Control Date is the date of the last of such transactions.


         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean the committee appointed by the Board to administer the Plan, which shall consist of at least three Directors who are not Eligible Employees, and which shall initially be the Compensation Committee of the Board.

         "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company, or any security into which such Common Stock is changed or converted in a reorganization, recapitalization, merger or other similar transaction.

         "Company" shall mean EXECUTONE Information Systems, Inc., a Virginia corporation.

         "Director" shall mean a member of the Board.

         "Eligible Employee" shall mean an officer of the Company or any other regular employee of the Company or any Parent or Subsidiary of the Company who holds a key position or performs an important function in the implementation of the Company's long-term plans.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean the last sale price of the Common Stock as reported by NASDAQ on the day in question, or if the Common Stock is not reported on NASDAQ, the last sale price, or the average of the bid and asked prices, as otherwise reported on the principal exchange or market on which the Common Stock is traded, or if such prices are unavailable the fair market value as determined by the Board of Directors in its sole discretion.

         "Interest Deferral" shall mean the amount of Accrued Interest on the Loan Amount payment of which is deferred by the Company and added to the Loan Amount.

         "Interest Payment" is 15% of the annual Accrued Interest on the Loan Amount, which is to be paid by the Participant under the Plan.


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         "Interest  Payment  Date" shall mean each December 31 on which any Loan
Amount is outstanding.

         "Loan Amount" shall mean the dollar amount owed to the Company by the Participant pursuant to the Plan, including all unpaid portions of the Purchase Price for Purchased Shares and all Accrued Interest not paid by the Participant.

         "Note" shall mean the promissory note of the Participant representing the Purchase Price and certain Accrued Interest as provided in the Plan.

         "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

         "Participant" shall mean an Eligible Employee who is selected by the Committee for participation and participates in the Plan.

         "Plan" shall mean this 1994 Executive Stock Incentive Plan.

         "Pledge Agreement" shall mean a pledge agreement executed by a Participant and the Company pursuant to the Plan.

         "Purchase Price" shall mean the price paid for the Purchased Shares by the Participant.

         "Purchased Shares" shall mean the Shares of Common Stock purchased by a Participant under the Plan.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Share" shall mean a share of Common Stock, as adjusted in accordance with Section 9 of the Plan.

         "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.       Administration of the Plan

         The Plan shall be administered by the Committee, which shall have full authority to determine all questions of eligibility and participation levels, to adopt, amend and rescind rules relating to the Plan, to approve the forms of Note and Pledge Agreement, and to interpret the provisions of the Plan in its sole discretion. All decisions, determinations and interpretations of the Committee shall be final and binding on all Participants. The Committee shall have authority to waive any provisions of the Plan, and to amend or waive


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any provisions of any Note or Pledge Agreement  delivered  pursuant to the Plan, as it deems in its sole discretion to be appropriate and in the best interests of the Company and its shareholders.

4.       Common Stock Subject to Plan

         Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares that may be purchased and sold under the Plan is 3,000,000 Shares. The Shares may be authorized and newly issued Common Stock or Shares reacquired by or on behalf of the Company; provided, however, that it is the intent of the Plan that the number of Shares sold under the Plan not exceed the number of previously issued Shares reacquired by the Company or on behalf of the Company, or purchased by the Participants, for purposes of the Plan and that there be no net dilution of existing shareholders of the Company as a result of the Plan. Any Shares issued under the Plan that are subsequently reacquired by the Company from the Participant shall, unless the Plan shall have been terminated, again become available for purchase under the Plan.

5.       Participation in the Plan

         (a) The Committee may at the time of adoption of the Plan and approval by the Company's shareholders, and thereafter during the term of the Plan, in its discretion grant to any number of Eligible Employees rights to purchase a specified number of Shares of Common Stock to be issued by the Company under the Plan. Eligible Employees who are so selected may elect to participate in the Plan and purchase such Shares by executing a Note, payable to the Company and in a form acceptable to the Company, in the amount of the Loan Amount and delivering such Note to the Company together with the certificates for the Purchased Shares and a Pledge Agreement in a form acceptable to the Committee.

         (b) The Company shall hold the certificates for all Purchased Shares as security for payment of the Loan Amount. Certificates for Purchased Shares may be released to a Participant or other owner of the Purchased Shares only upon payment of the Loan Amount then outstanding with respect to such Purchased Shares, or as provided in Section 6(c) hereof.

         (c) No Participant shall have any rights as a shareholder with respect to any Purchased Shares until a Note in the amount of the Purchase Price has been executed and delivered to the Company or the Purchase Price has otherwise been paid. Upon such delivery of the Note or other payment of the Purchase Price, the Participant shall have all rights of a shareholder of the Company, subject only to the limitations and provisions of the Plan, the Note, the Pledge Agreement and applicable law.


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         (d) The Purchase  Price shall be the Fair Market Value of the Purchased
Shares on the date the Note and the Pledge Agreement are executed and delivered to the Company. Such date shall be the date of purchase for purposes of the Plan.

         (e) The Loan Amount including all Interest Deferrals shall be payable prorata upon sale of any Purchased Shares, but in any event shall be payable in full five years following the date of the Note. Each Participant shall make an Interest Payment on each Interest Payment Date. The balance of the Accrued Interest shall be added to the Loan Amount as the Interest Deferral.

         (f) Each Participant shall be required to reduce the Loan Amount each year by an amount equal to 25% of any bonus or incentive paid to the Participant by the Company based on the Company's annual financial results. Such payment shall be made to the Company within 10 days of the Participant's receipt of payment of any such bonus or incentive.

         (g) In the event that the Company elects to have a bank or other financial institution ("Bank") loan the Purchase Price to Participants, then the Note shall be delivered and payable to the Bank, shall be in a form acceptable to the Bank, and shall accrue interest at an interest rate determined by the Bank from time to time. Interest shall be in an amount and shall be due and payable at the times determined by the Bank, the Participant shall pay the Interest Payment, and the Company shall pay the balance of the Accrued Interest as required by the Bank. All Accrued Interest paid by the Company shall be repaid to the Company by the Participant and shall be represented by a personal promissory note payable to the Company on the same terms as the Note. The Company shall guarantee or otherwise secure the Participants' borrowings from the Bank under the Plan and to secure such guarantee shall hold the Purchased Shares subject to a Pledge Agreement. To the extent practicable, all other provisions of the Plan shall apply to purchases of Shares that are financed by a Bank to the same extent as such provisions would apply to purchases under the Plan that are financed by the Company.

6.       Restrictions on Resale

         (a) Except as provided in Section 6(c), the Participant shall not be permitted to sell any Purchased Shares without first paying in full the Loan Amount and all Accrued Interest that has not been previously paid with respect to the Purchased Shares to be sold.

         (b) In addition to the restriction of Section 6(a), the Participant may not sell any Purchased Shares

                  (i) except pursuant to subsection (c) hereof; or

                  (ii) until the first to occur of (A) five years from the date of purchase of the Purchased Shares; (B) the Fair Market Value of the Common Stock shall equal or exceed $10.00 per share, as such price may be adjusted pursuant to Section 9 (the "Target Price")


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         for at least twenty consecutive  trading days; (C) the Participant dies or is permanently disabled; or (D) a Change of Control Event occurs; or
         (E) upon termination of employment of the Participant, with respect to any Purchased Shares not repurchased by the Company pursuant to the Plan.

         (c) Notwithstanding anything to the contrary herein, each year the Participant shall be permitted to sell a portion of his or her Purchased Shares equal to the number of shares that at the Participant's sale d price will result in net proceeds to the Participant (after payment of sales commissions, all other expenses and all taxes on any gain realized on the sale) and after deducting the estimated amount of the next Interest Payment that will be due from Participant (the "Net Proceeds") equal to the following percentages of the outstanding Loan Amount.

                                     Percentage
                                   of Loan Amount
                                  ----------------
              After one year:                  10%
              After two years:    Additional   15%
              After three years:  Additional   20%
              After four years:   Additional   25%

         All such Net Proceeds shall be paid to the Company to reduce the Loan Amount.

         (d) Nothing in the Plan shall prevent any Participant from selling his or her Purchased Shares in any merger, consolidation, tender offer or exchange offer for cash or any combination of cash or securities in provided the Loan Amount is paid in full upon such sale, or from exercising a right to sell Purchased Shares under any provision of the Plan, to the extent not previously exercised, at any time after that right has accrued.


         (e) If, pursuant to any provision of the Plan, the Participant has the right to sell any Purchased Shares upon repayment of the Loan Amount relating to such Shares, then the Participant shall in such case be permitted to retain ownership of any or all of such Purchased Shares provided such Loan Amount is paid to the Company. Any part of the Loan Amount may be prepaid at any time; provided, however, that except as provided to the contrary in Section 6(c), the restrictions on resale of the Purchased Shares shall continue to the extent that such restrictions would otherwise apply to the Purchased Shares.

         (f) In addition to the restrictions on resale imposed by the Plan, all Purchased Shares may be resold by the Participant only in compliance with all applicable federal and state securities laws as from time to time in effect, including without limitation the registration provisions of the Securities Act and Section 16 of the Exchange Act.


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7.       Termination of Employment

         (a) Upon termination of employment of a Participant due to the Participant's death, title to the Participant's Purchased Shares shall be transferred to the Participant's estate and may be disposed of by will or by the laws of descent or distribution, subject to the Note and the Pledge Agreement. The Purchased Shares may be sold or otherwise disposed of by the estate or any beneficiary who owns the Shares, upon payment of the Loan Amount associated with such Shares, including all Interest Deferrals and any other Accrued Interest included therein, or ownership thereof may be retained subject to the Note and Pledge Agreement.

         (b) Upon termination of employment of a Participant due to the Participant's permanent disability, the Participant may retain ownership of such Shares subject to the Note and Pledge Agreement, or may sell or otherwise dispose of any of the Purchased Shares, upon payment of the Loan Amount associated with such Purchased Shares, including all Interest Deferrals and other Accrued Interest included therein.

         (c) Upon termination of employment of a Participant due to the Participant's resignation, or due to termination of the Participant's employment by the Company for Cause, the Company shall have the right and option, but shall not be obligated, to repurchase all or any portion of the Purchased Shares then owned by the Participant at the Purchase Price for such Shares plus the amount of any Interest Payments made by the Participant with respect to such Shares. In the event and to the extent that the Company does not exercise its option to repurchase the Participant's Purchased Shares, the Participant shall be entitled to retain title to any Shares not repurchased by the Company, subject to the Note and the Pledge Agreement, or, upon payment to the Company of the Loan Amount then outstanding with respect to the Purchased Shares (including all Interest Deferrals and other Accrued Interest including therein) shall have the right to sell any or all of the Purchased Shares or to retain ownership of such Shares.


         (d) Upon termination of employment of a Participant by the Company for reasons other than Cause, including but not limited to reorganization or restructuring or elimination of the Participant's position, then the Company shall have the right and option, but shall not be obligated, to repurchase the Purchased Shares then owned by the Participant at the Purchase Price for such Shares plus the amount of any Interest Payments made by the Participant with respect to such Shares; provided, however, that there shall be exempted from this right to repurchase a number of such Shares equal to (i) 10% of the total number of Purchased Shares originally purchased by the Participant, multiplied by (ii) the number of full years (12-month periods) the Participant was employed by the Company from the date of the Participant's initial purchase under the Plan until the Participant's termination of employment. The Participant shall be entitled to retain title to such exempted Shares and any other Shares not repurchased by the Company, subject to the Note and the Pledge Agreement, or, upon payment to the Company of the Loan Amount then


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outstanding with respect to the Shares  (including all Interest  Deferrals and other Accrued Interest included therein), shall have the right to sell any or all of the retained Purchased Shares or to retain ownership of such Shares.

         (e) Upon any termination of employment of a Participant following a Change of Control Event, then the Company shall have no option to repurchase any of the Purchased Shares and the Participant shall be entitled to retain title to the Purchased Shares subject to the Note and the Pledge Agreement, or, upon payment to the Company of the Loan Amount then outstanding with respect to the Shares (including all Interest Deferrals and other Accrued Interest included therein), the Participant shall have the right to retain any or all of the Purchased Shares or to sell any or all of the Purchased Shares.

         (f) The Participant's obligations pursuant to the Note with respect to the Loan Amount from time to time outstanding, and the Company's security interest in any Purchased Shares not sold pursuant to this m time to subsection, shall continue notwithstanding the Participant's termination of employment.

8.       Nontransferability of Rights.

         No rights of any Participant hereunder may be sold, assigned, pledged, hypothecated or otherwise disposed of in any manner other than by will or the laws of descent and distribution. The rights of a Participant under the Plan may be exercised during the lifetime of the Participant only by the Participant.

9.       Adjustments Upon Changes in Capitalization

         (a) Subject to any required action by the shareholders of the Company, the total number of Shares authorized for purchase under the Plan, the number of Purchased Shares, and the Target Price, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company other than a conversion of convertible securities of the Company. Such adjustment shall be made by the Board, whose determination in that respect shall be final and binding. Except as expressly provided in the Plan, no issuance by the Company of Common Stock, any other stock of any class, or any securities convertible into Common Stock or other stock of any class, shall affect or cause any adjustment in the number of Shares or Purchased Shares subject to the Plan or the Target Price.

         (b) In the event of a sale of all or substantially all of the assets of the Company, the merger or consolidation of the Company into or with another corporation, or the dissolution or liquidation of the Company, the holder of Purchased Shares shall have the same rights as the holder of other Shares and shall be changed or converted into the same number and kind of shares of stock or the same amount of property, cash or securities as any other holder. In the event that the Company is the surviving corporation in any such sale, merger or consolidation, the changed or converted shares shall continue to be


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subject to the provisions of the Plan and any Note and Pledge Agreement relating to the Purchased Shares, except as otherwise provided in Sections 6 and 7 of the Plan. In any event described in this subsection (b), any conversion of Purchased Shares into cash or cash and securities of another company shall be subject to the repayment in full of the Note.

10.      Conditions to Issuance and Sale of Shares

         Shares shall not be issued and sold under the Plan unless the issuance and sale of such Shares complies with all applicable laws including without limitation the Securities Act, the Exchange Act, state securities laws, all rules and regulations thereunder, and the requirements of any stock exchange on which the Shares may then be listed or traded. The Company shall at all times reserve and keep available for issuance Shares sufficient to satisfy the requirements of the Plan. The Company shall not have any liability to any Participant or Eligible Employee arising from its inability to issue or sell Shares due to failure to satisfy any such conditions.

11.      Term of Plan

         The Plan shall become effective upon its adoption by the Board and approval by the shareholders of the Company. The Plan shall continue in effect for a term of ten years unless sooner terminated under Section 12 hereof.

         12. Amendment and Termination of the Plan

         (a) The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided, however, that any amendments requiring shareholder approval under the Code, Rule 16 b-3 under the Exchange Act, or other applicable law shall be approved by such shareholders as provided in Section 13 hereof.

         (b) Except as provided in Section 9, no amendment or termination of the Plan shall affect the rights of Participants or the Company pursuant to any transactions, instruments or agreements, previously entered into under the Plan, unless otherwise mutually agreed in writing by a Participant and the Company with the prior approval of the Committee.

13.      Shareholder Approval

         Adoption of the Plan is subject to approval by the affirmative vote, at a duly held shareholders' meeting, of the holders of a majority of the outstanding Shares present in person or by proxy and entitled to vote thereon.


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